UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d)

Of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 27, 2019 (November 27, 2018)

CENTERPOINT ENERGY, INC.

(Exact name of registrant as specified in its charter)

Texas	1-31447	74-0694415
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1111 Louisiana Houston, Texas		77002
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (713) 207-1111

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging Growth Company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed on December 3, 2018, CenterPoint Energy, Inc. (the “Company”) announced that on November 27, 2018, William D. Rogers, the Company’s Executive Vice President and Chief Financial Officer, informed the Company of his intent to retire.

On February 27, 2019, the Compensation Committee of the Board of Directors of the Company approved a special lump-sum cash payment in the amount of $360,000 to Mr. Rogers in connection with his retirement, subject to his entry into a Separation Agreement and Release with the Company. This payment is separate from any compensation that may otherwise be due or awarded to Mr. Rogers under the Company’s long-term or short-term compensation plans. The Form of Separation Agreement and Release is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein. Mr. Rogers’s retirement will be effective March 8, 2019. The Company is actively searching for his successor and expects to make an appointment.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

EXHIBIT NUMBER	EXHIBIT DESCRIPTION

10.1	Form of Separation Agreement and Release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTERPOINT ENERGY, INC.

Date: March 1, 2019	By:	/s/ Dana C. O’Brien
Dana C. O’Brien
Senior Vice President and General Counsel